SALOMON INC
      Seven World Trade Center, New York, New York    10048   212-783-7000

Contact:          Robert F. Baker
                  212-783-6299

For immediate release:

             SALOMON INC REPORTS NET INCOME OF $206 MILLION FOR THE
                               1997 THIRD QUARTER

New York, October 21, 1997 -- Salomon Inc today announced third quarter net income of $206 million compared with income from continuing operations of $140 million (net income of $112 million including discontinued operations) in the 1996 third quarter. For the nine months ended September 30, 1997, net income was $599 million, compared with income from continuing operations of $748 million (net income of $679 million including discontinued operations) in the comparable 1996 period. Fully diluted return on equity for the three and nine month periods ended September 30, 1997 was 15.4% and 15.3%, respectively. Fully diluted earnings per share for the 1997 three and nine month periods were $1.66 and $4.79, respectively.

Chairman of Salomon Inc Robert E. Denham stated: "Salomon's performance this quarter was very solid. Taken as a whole our diversified sales and trading businesses were strongly profitable, as has been the case in most quarters. Investment banking continued to produce strong results. As previously announced, Salomon Inc and Travelers Group agreed to combine Salomon Inc with Travelers Group's Smith Barney Holdings Inc. subsidiary to form Salomon Smith Barney Holdings Inc. We expect proxy materials in connection with this transaction to be distributed to Salomon Inc shareholders shortly."

Key items regarding the Company's performance are as follows:

o Global investment banking revenues (underwriting plus advisory) were $233 million for the third quarter of 1997, a 25% increase over $187 million reported in last year's third quarter. Advisory and debt underwriting revenues strengthened year over year; equity underwriting revenues were about even with last year's third quarter.

o Fixed income sales and trading net revenues for the third quarter of 1997 were $751 million compared with $598 million in the year ago quarter. Results for the 1997 third quarter reflect continued strength in customer sales and trading as well as strong proprietary trading results.

o Equity sales and trading net revenues were $96 million for the third quarter of 1997, compared with negative revenues of $26 million in the third quarter of 1996. Revenues for the third quarter of 1997 were adversely affected by a loss on a risk arbitrage position in British Telecommunications PLC and MCI Communications Corporation which has been largely liquidated, partially offset by a gain on the sale of Valero Energy Corporation common stock received in connection with the sale of Basis Petroleum, Inc. Revenues for the third quarter of 1996 were also adversely affected by losses on long-term proprietary equity strategies.

o Net revenues from commodities trading activities, which are conducted by Phibro Inc., were $16 million for the third quarter of 1997 compared with $36 million in the year ago quarter.

o Asset management revenues were $17 million for the third quarter of 1997 compared with $13 million in the year ago quarter.

Consolidated compensation and employee-related expenses for the three and nine month periods ended September 30, 1997 were $595 million and $1,706 million, respectively, compared with $441 million and $1,537 million for the three and nine month periods ended September 30, 1996, respectively. Although operating results for the first nine months of 1997 were lower than the comparable 1996 period, compensation and employee-related expenses were higher, due to increased headcount and higher levels of market compensation in 1997. Non-compensation expenses for the three and nine month periods ended September 30, 1997 were $191 million and $563 million, respectively, compared with $180 million and $532 million for the three and nine month periods ended September 30, 1996, respectively.

Total common and convertible preferred equity was $5.2 billion at September 30, 1997. Total equity capital, including perpetual preferred and TRUPS, was $6.0 billion at such date. Book value per common share was $43.93 at September 30, 1997, as compared with $40.03 at December 31, 1996. Average assets for the 1997 third quarter were $237 billion.

Salomon Inc's Selected Financial Information and Unaudited Consolidated Statement of Income follow:


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


                                                                  SALOMON INC AND SUBSIDIARIES
                                                           Selected Financial Information (unaudited)
                                                          (Dollars in millions, except per share data)


                                                                     Quarter ended                           Nine months ended
                                                      -------------------------------------------      ----------------------------
                                                        Sept. 30,       June 30,       Sept. 30,        Sept. 30,        Sept. 30,
                                                          1997            1997            1996             1997             1996
                                                      ------------    ------------    -----------      -----------      -----------
SUMMARY OF REVENUES, NET OF
   INTEREST EXPENSE:
       Fixed income sales and trading                $         751   $         532   $        598     $      1,802     $      2,036
       Equity sales and trading                                 96             229            (26)             568              306
       Global investment banking                               233             221            187              674              619
       Commodities trading                                      16              91             36              132              253
       Asset management                                         17              20             13               54               36
       Other                                                    (5)             (3)            45              (10)              64
                                                      ------------    ------------    -----------      -----------      -----------
          Total revenues, net of interest expense    $       1,108   $       1,090   $        853     $      3,220     $      3,314
                                                      ============    ============    ===========      ===========      ===========

RETURN ON AVERAGE COMMON STOCKHOLDERS'
  EQUITY FROM CONTINUING OPERATIONS:
   Primary                                                    16.2%           17.9%          12.4%            16.1%            24.9%
   Fully diluted*                                             15.4            17.0           11.7             15.3             22.5
                                                      ============    ============    ===========      ===========      ===========

PER COMMON SHARE:
     Cash dividends                                  $        0.16   $        0.16   $       0.16     $       0.48     $       0.48
     High market price                                    79 15/16          58 5/8         46 7/8         79 15/16           46 7/8
     Low market price                                     53 13/16              49             38               46           34 7/8
     Ending market price                                   75 3/16          55 5/8         45 5/8      ===========      ===========
     Book value at quarter-end*                              43.93           42.52          40.67
                                                      ============    ============    ===========

AT QUARTER-END:
     Average assets for the quarter                  $     237,000   $     225,000   $    191,000
     Common equity                                           4,816           4,638          4,341
     Redeemable convertible preferred equity                   420             420            560
     Perpetual preferred equity                                450             450            450
     TRUPS**                                                   345             345            345
                                                      ============    ============    ===========
     Full-time employees:
       Salomon Brothers                                      7,269           7,027          6,683
       Salomon Inc (excluding Basis)                         7,514           7,294          7,084
                                                      ============    ============    ===========


* Assumes conversion of redeemable convertible preferred stock unless such assumptions result in higher returns on equity or book value than determined under the primary method.
** Guaranteed preferred beneficial interests in Company subordinated debt securities.



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

                                                                    SALOMON INC AND SUBSIDIARIES
                                                              Consolidated Statement of Income (unaudited)
                                                              (Dollars in millions, except per share data)

                                                                      Quarter ended                           Nine months ended
                                                       -------------------------------------------     ---------------------------
                                                         Sept. 30,       June 30,      Sept. 30,         Sept. 30,       Sept. 30,
                                                            1997           1997           1996             1997            1996
                                                       -----------    -----------    -----------       -----------     -----------
Revenues:
     Interest and dividends                            $     1,651    $     1,678    $     1,366       $     4,696    $      4,374
     Principal transactions                                    522            443            307             1,449           1,542
     Investment banking                                        233            221            187               674             619
     Commissions                                                90            100             69               289             234
     Other                                                      29             13             56                56              78
                                                       -----------    -----------    -----------       -----------     -----------
     Total revenues                                          2,525          2,455          1,985             7,164           6,847
     Interest expense                                        1,417          1,365          1,132             3,944           3,533
                                                       -----------    -----------    -----------       -----------     -----------
Revenues, net of interest expense                            1,108          1,090            853             3,220           3,314
                                                       -----------    -----------    -----------       -----------     -----------

Noninterest expenses:
     Compensation and employee-related                         595            546            441             1,706           1,537
     Technology                                                 61             59             59               176             155
     Professional services and business development             53             50             45               143             137
     Occupancy                                                  39             42             41               121             126
     Clearing and exchange fees                                 23             22             21                63              55
     Other                                                      15             21             14                60              59
                                                       -----------    -----------    -----------       -----------     -----------
Total noninterest expenses                                     786            740            621             2,269           2,069
                                                       -----------    -----------    -----------       -----------     -----------

Income from continuing operations before income taxes          322            350            232               951           1,245
Income tax expense                                             116            130             92               352             497
                                                       -----------    -----------    -----------       -----------     -----------
Income from continuing operations                              206            220            140               599             748
                                                       -----------    -----------    -----------       -----------     -----------

Loss from discontinued operations, net of tax benefit            -              -            (28)                -             (69)
                                                       -----------    -----------    -----------       -----------     -----------
Net income                                             $       206    $       220    $       112       $       599    $        679
                                                       ===========    ===========    ===========       ===========     ===========



EARNINGS PER SHARE:*
Primary earnings from continuing operations            $      1.77    $      1.89    $      1.15       $      5.10    $       6.56
Primary earnings                                              1.77           1.89           0.88              5.10            5.90
Fully diluted earnings from continuing operations**           1.66           1.77           1.08              4.79            5.98
Fully diluted earnings**                                      1.66           1.77           0.85              4.79            5.41
                                                       ===========    ===========    ===========       ===========     ===========

WEIGHTED AVERAGE SHARES
OF COMMON STOCK
OUTSTANDING (in thousands):
For primary earnings per share                             107,700        108,200        105,500           108,500         105,800
For fully diluted earnings per share                       119,300        119,700        120,600           120,100         121,000
                                                       ===========    ===========    ===========       ===========     ===========



* Quarterly earnings per share are based on average common shares outstanding in the individual quarters; thus, the sum of quarterly earnings per share may not equal the amounts reported for the year-to-date periods.
** Assumes conversion of redeemable convertible preferred stock unless such assumptions result in higher earnings per share than determined under the primary method.

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